CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Posr-Effective Amendment to the Registration Statement on Form N-1A of the Stephens Small Cap Growth Fund and Stephens Mid Cap Growth Fund.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 25, 2006